Exhibit 2.1

SHARE EXCHANGE AGREEMENT

THIS AGREEMENT is made effective as of the 7th day of January, 2005

AMONG:

GLOBAL INNOVATIVE SYSTEMS, INC., of 2114 Nanton Avenue, Vancouver, British Columbia, V6L 3C7

(“Pubco”)

AND:

TECH TEAM HOLDINGS LIMITED, of 1703, Top Glory Tower, 262 Gloucester Road, Causeway Bay, Hong Kong

(“Tech Team”)

AND:

THE UNDERSIGNED SHAREHOLDERS OF TECH TEAM AS LISTED ON SCHEDULE 1 ATTACHED HERETO

(the “Selling Shareholders”)

AND:

MR. BONDY TAN, holder of Hong Kong Identity Card No. D500769(1) of Unit 1703, Top Glory Tower, 262 Gloucester Road, Causeway Bay, Hong Kong

(“TT Warrantor”)

WHEREAS:

A.     The Selling Shareholders are the registered and beneficial owners of all 354,798,533 issued and outstanding ordinary shares in the capital of Tech Team;

B.     Pubco has agreed to issue 13,000,000 common shares in the capital of Pubco to the Selling Shareholders as consideration for the purchase of all of the issued and outstanding ordinary shares of Tech Team held by the Selling Shareholders; and

C.     Upon the terms and subject to the conditions set forth in this Agreement, the Selling Shareholders have agreed to sell all of the issued and outstanding ordinary shares of Tech Team held by the Selling Shareholders to Pubco in exchange for common shares of Pubco.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of covenants and agreements set forth herein and of the sum of $10.00 paid by Pubco to each of the Selling Shareholders and to Tech Team, the receipt of which is hereby acknowledged, the parties hereto agree each with the other as follows:

1. DEFINITIONS

1.1 Definitions. The following terms have the following meanings, unless the context indicates otherwise:

(a)	“Agreement” shall mean this Agreement, and all the exhibits, schedules and other documents attached to or referred to in this Agreement, and all amendments and supplements, if any, to this Agreement;

(b)	“Closing” shall mean the completion of the Transaction, in accordance with Section 7 hereof, at which the Closing Documents shall be exchanged by the parties, except for those documents or other items specifically required to be exchanged at a later time;

(c)	“Closing Date” shall mean a date not later than ten days following the satisfaction or written waiver by Pubco and Tech Team of the conditions precedent set out in Sections 5.1 and 5.2 respectively, or such other date as mutually agreed upon by the parties hereto in writing and in accordance with Section 10.6;

(d)	“Closing Documents” shall mean the papers, instruments and documents required to be executed and delivered at the Closing pursuant to this Agreement;

(e)	“Companies Act” shall mean the International Business Companies Act of the Territory of the Cayman Islands, as amended from time to time;

(f)	“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended;

(g)	“GAAP” shall mean United States generally accepted accounting principles applied in a manner consistent with prior periods;

(h)	“Pubco Shares” shall mean those 13,000,000 fully paid and non-assessable common shares of Pubco to be issued to the Selling Shareholders by Pubco on the Closing Date;

(i)	“SEC” shall mean the Securities and Exchange Commission;

(j)	“Securities Act” shall mean the United States Securities Act of 1933, as amended;

(k)	“Taxes” shall include international, federal, state, provincial and local income taxes, capital gains tax, value-added taxes, franchise, personal property and real property taxes, levies, assessments, tariffs, duties (including any customs duty), business license or other fees, sales, use and any other taxes relating to the assets of the designated party or the business of the designated party for all periods up to and including the Closing Date, together with any related charge or amount, including interest, fines, penalties and additions to tax, if any, arising out of tax assessments;

(l)	“Tech Team Shares”shall mean the 354,798,533 ordinary shares of Tech Team held by the Selling Shareholders, being all of the issued and outstanding ordinary shares of Tech Team beneficially held, either directly or indirectly, by the Selling Shareholders; and

(m)	“Transaction” shall mean the purchase of the Tech Team Shares by Pubco from the Selling Shareholders in consideration for the issuance of the Pubco Shares.

1.2 Schedules. The following schedules are attached to and form part of this Agreement:

Schedule 1 - Selling Shareholders

Schedule 1 - Shareholders of Tech Team

Schedule 3 - Certificate of Non-U.S. Shareholder

Schedule 4 - Certificate of U.S. Shareholder

Schedule 5 - Subsidiaries

Schedule 6 - Directors and Officers of Tech Team

Schedule 7 - Directors and Officers of Pubco

Schedule 8 - Tech Team Leases, Subleases, Claims, Capital Expenditures and Other Property Interests

Schedule 9 - Material Contracts

Schedule 10 - Trademarks

Schedule 11 - Management Contracts

1.3 Currency. All dollar amounts referred to in this Agreement are in United States funds, unless expressly stated otherwise.

2. THE OFFER, PURCHASE AND SALE OF SHARES

2.1 Offer, Purchase and Sale of Shares. Subject to the terms and conditions of this Agreement, the Selling Shareholders hereby covenant and agree to sell, assign and transfer to Pubco, and Pubco hereby covenants and agrees to purchase from the Selling Shareholders all of the Tech Team Shares held by the Selling Shareholders.

2.2 Consideration. As consideration for the sale of the Tech Team Shares by the Selling Shareholders, Pubco shall allot and issue the Pubco Shares to the Selling Shareholders in the amount set out opposite each Selling Shareholder’s name in Schedule 1 on the basis of one (1) Pubco Share, after completion of the Stock Split contemplated by Section 6.12 of this Agreement, for each 27.29219 Tech Team Shares held by each Selling Shareholder. The Selling Shareholders acknowledge and agree that the Pubco Shares are being issued pursuant to the safe harbour from the prospectus and registration requirements of the Securities Act. The Selling Shareholders agree to abide by all applicable resale restrictions and hold periods imposed by all applicable securities legislation. All certificates representing the Pubco Shares issued on Closing will be endorsed with one of the following legends pursuant to the Securities Act in order to reflect the fact that the Pubco Shares will be issued to the Selling Shareholders pursuant to exemptions or safe harbors from the registration requirements of the Securities Act:

For holders of Tech Team Shares resident in the United States:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION D OF THE ACT OR PURSUANT TO THE SAFE HARBOR FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S OF THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT”.

For holders of Tech Team Shares resident outside the United States:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

2.3 Share Exchange Procedure. Each Selling Shareholder may exchange his, her or its certificate representing the Tech Team Shares by delivering such certificate to Pubco duly executed and endorsed in blank (or accompanied by duly executed stock powers duly endorsed in blank), in each case in proper form for transfer, with signatures guaranteed, and, if applicable, with all stock transfer and any other required documentary stamps affixed thereto and with appropriate instructions to allow the transfer agent to issue certificates for the Pubco Shares to the holder thereof together with: (i) a Regulation S Investment Letter (if such holder is resident outside of the United States), a copy of which is attached hereto in Schedule 3, or (ii) a Regulation D Investment Letter (if such holder is resident in the United States), a copy of which is attached hereto in Schedule 4.

2.4 Closing Date. The Closing will take place, subject to the terms and conditions of this Agreement, on the Closing Date.

2.5 Restricted Shares. The Selling Shareholders acknowledge that the Pubco Shares issued pursuant to the terms and conditions set forth in this Agreement will have such hold periods as are required under applicable securities laws and as a result may not be sold, transferred or otherwise disposed, except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in each case only in accordance with all applicable securities laws.

2.6 Exemptions. The Selling Shareholders acknowledge that Pubco has advised such Selling Shareholders that Pubco is relying on an exemption from the prospectus requirements of the Securities Act (British Columbia) (the “British Columbia Act”) to issue the Pubco Shares to each of the Selling Shareholders and, as a consequence, certain protections, rights and remedies provided by the British Columbia Act, including statutory rights of rescission or damages, will not be available to the Selling Shareholders.

2.7 Resale Restrictions. The Selling Shareholders acknowledge that resale of any of the Pubco Shares by Selling Shareholders resident in Canada is restricted except pursuant to an exemption from applicable securities legislation.

3. REPRESENTATIONS AND WARRANTIES OF TECH TEAM

Tech Team represents and warrants to Pubco, and acknowledges that Pubco is relying upon such representations and warranties, in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of Pubco, as follows:

3.1 Organization and Good Standing. Tech Team and all of the wholly-owned subsidiaries of Tech Team as listed on Schedule 5 attached hereto (collectively, the “Subsidiaries”) are each a corporation duly organized, validly existing and in good standing under the laws of their respective jurisdiction and have all requisite corporate power and authority to own, lease and to carry on their respective business as now being conducted. Tech Team and each of the Subsidiaries are duly qualified to do business and are in good standing as foreign corporations in each of the jurisdictions in which Tech Team and the Subsidiaries own property, lease property, do business, or are otherwise required to do so, where the failure to be so qualified would have a material adverse effect on the business of Tech Team taken as a whole.

3.2 Authority. Tech Team has all requisite corporate power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement (collectively, the “Tech Team Documents”) to be signed by Tech Team and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of each of the Tech Team Documents by Tech Team and the consummation of the transactions contemplated hereby have been duly authorized by Tech Team’s board of directors. No other corporate or shareholder proceedings on the part of Tech Team is necessary to authorize such documents or to consummate the transactions contemplated hereby. This Agreement has been, and the other Tech Team Documents when executed and delivered by Tech Team as contemplated by this Agreement will be, duly executed and delivered by Tech Team and this Agreement is, and the other Tech Team Documents when executed and delivered by Tech Team as contemplated hereby will be, valid and binding obligations of Tech Team enforceable in accordance with their respective terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (c) as limited by public policy.

3.3 Capitalization of Tech Team and the Subsidiaries. The entire authorized capital stock and other equity securities of Tech Team consist of 500,000,000 ordinary shares (the “Tech Team Ordinary Stock”), par value of $0.02 per share. There are 354,798,533 shares of Tech Team Ordinary Stock issued and outstanding as of the date of this Agreement. The sole shareholder of each of the Subsidiaries is Tech Team. All of the issued and outstanding shares of Tech Team Ordinary Stock have been duly authorized, are validly issued, were not issued in violation of any pre-emptive rights and are fully paid and non-assessable, are not subject to pre-emptive rights and were issued in full compliance with the Companies Act and its memorandum and articles of association. There are no outstanding options, warrants, subscriptions, conversion rights, or other rights, agreements, or commitments obligating Tech Team to issue any additional ordinary shares of Tech Team Ordinary Stock or any additional shares of the Subsidiaries, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from Tech Team any ordinary shares of Tech Team Ordinary Stock or any shares of the Subsidiaries. There are no agreements purporting to restrict the transfer of the Tech Team Ordinary Stock, no voting agreements, shareholders’ agreements, voting trusts, or other arrangements restricting or affecting the voting of the Tech Team Ordinary Stock.

3.4 Title to Tech Team Ordinary Stock. Schedule 1 contains a list of the Selling Shareholders including each holder’s name, address and number of Tech Team Shares held.

3.5 Shareholders of Tech Team Ordinary Stock. Schedule 2 contains a true and complete list of the holders of all issued and outstanding shares of the Tech Team Ordinary Stock including each holder’s name, address and number of shares held.

3.6 Directors and Officers of Tech Team. The duly elected or appointed directors and the duly appointed officers of Tech Team are as listed on Schedule 6 attached hereto.

3.7 Corporate Records of Tech Team. The corporate records of Tech Team, as required to be maintained by it pursuant to the Companies Act, are accurate, complete and current in all material respects, and the minute book of Tech Team is, in all material respects, correct and contains all records required by the laws of the Territory of the Cayman Islands in regards to all proceedings, consents, actions and meetings of the shareholders and the board of directors of Tech Team.

3.8 No Additional Subsidiaries. Other than the Subsidiaries set out in Schedule 5, Tech Team does not have any subsidiaries or agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations and will not, prior to the Closing Date, acquire, or agree to acquire, any subsidiary or business operations without the prior written consent of Pubco.

3.9 Non-contravention. Neither the execution, delivery and performance of this Agreement, nor the consummation of the Transaction, will:

(a)	conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of Tech Team or any of the Subsidiaries under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Tech Team or any of the Subsidiaries, or any of their respective material property or assets;

(b)	violate any provision of the memorandum of association or the articles of association of Tech Team or the applicable incorporation documents of any of the Subsidiaries; or

(c)	violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to Tech Team or any of the Subsidiaries or any of their respective material property or assets.

3.10 Actions and Proceedings. To the best knowledge of Tech Team, there is no basis for and there is no action, suit, judgment, claim, demand or proceeding outstanding or pending, or threatened against or affecting Tech Team or any of the Subsidiaries or which involves any of the business, or the properties or assets of Tech Team or any of the Subsidiaries that, if adversely resolved or determined, would have a material adverse effect on the business, operations, assets, properties, prospects, or conditions of Tech Team and the Subsidiaries taken as a whole (a “Tech Team Material Adverse Effect”). There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have such a Tech Team Material Adverse Effect.

3.11 Compliance.

(a)	To the best knowledge of Tech Team and its Subsidiaries, Tech Team and each of the Subsidiaries are in compliance with, are not in default or violation in any material respect under, and have not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation to the business or operations of Tech Team or any of the Subsidiaries;

(b)	To the best knowledge of Tech Team and its Subsidiaries, neither Tech Team nor any of the Subsidiaries are subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to their respective business and operations that would constitute a Tech Team Material Adverse Effect;

(c)	Tech Team and each of the Subsidiaries have duly filed all reports and returns required to be filed by the respective entities with governmental authorities and have obtained all governmental permits and other governmental consents, except as may be required after the execution of this Agreement. All of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or to the best knowledge of Tech Team, threatened, and none of them will be adversely affected by the consummation of the Transaction; and

(d)	Tech Team and each of the Subsidiaries have operated in material compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to their respective business. Neither Tech Team nor any of the Subsidiaries have received any notice of any violation thereof, nor is Tech Team or any of the Subsidiaries aware of any valid basis therefore.

3.12 Filings, Consents and Approvals. No filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other person or entity is necessary for the consummation by Tech Team of the Transaction contemplated by this Agreement or to enable Pubco to continue to conduct Tech Team’s business after the Closing Date in a manner which is consistent with that in which the business is presently conducted.

3.13 Financial Representations. Tech Team has provided Pubco with true, correct, and complete consolidated audited balance sheets for Tech Team dated as of March 31, 2004 (the “Accounts Date”), together with related consolidated statements of income, cash flows, and changes in shareholder’s equity for the fiscal year then ended (collectively, the “Tech Team Financial Statements”). The Tech Team Financial Statements (a) are in accordance with the books and records of Tech Team, (b) present fairly the financial condition of Tech Team as of the respective dates indicated and the results of operations for such periods, and (c) have been prepared in accordance with GAAP. Tech Team has not received any advice or notification from its independent certified public accountants that Tech Team has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the Tech Team Financial Statements or the books and records of Tech Team, any properties, assets, liabilities, revenues, or expenses. The books, records, and accounts of Tech Team accurately and fairly reflect, in reasonable detail, the assets, and liabilities of Tech Team. Tech Team has not engaged in any transaction, maintained any bank account, or used any funds of Tech Team, except for transactions, bank accounts, and funds which have been and are reflected in the normally maintained books and records of Tech Team.

3.14 Absence of Undisclosed Liabilities. Except as disclosed in Tech Team Financial Statements or Schedule 8, neither Tech Team nor any of the Subsidiaries have any liabilities or obligations either direct or indirect, matured or unmatured, absolute, contingent or otherwise, which:

(a)	have not heretofore been paid or discharged;

(b)	did not arise in the regular and ordinary course of business under any agreement, contract, commitment, lease or plan except as specifically disclosed in Schedule 8; or

(c)	have not been incurred, in amounts and pursuant to practices consistent with past business practice, in or as a result of the regular and ordinary course of its business.

For purposes of this Agreement, including Section 4.13, the term “liabilities” includes, any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted choate or inchoate, liquidated or unliquidated, secured or unsecured.

3.15 Tax Matters.

(a)	As of the date hereof, (i) Tech Team and each of the Subsidiaries have timely filed all tax returns in connection with any Taxes which are required to be filed on or prior to the date hereof, taking into account any extensions of the filing deadlines which have been validly granted to them, and (ii) all such returns are true and correct in all material respects.

(b)	Tech Team and each of the Subsidiaries have paid all Taxes that have become or are due with respect to any period ended on or prior to the date hereof, and have established an adequate reserve therefore on their respective balance sheets for those Taxes not yet due and payable, except for any Taxes the non-payment of which will not have a Tech Team Material Adverse Effect.

(c)	Tech Team and each of the Subsidiaries are not presently under and have not received notice of, any contemplated investigation or audit by the Canada Customs and Revenue Agency or the Internal Revenue Service or any foreign or state taxing authority concerning any fiscal year or period ended prior to the date hereof.

(d)	All Taxes required to be withheld on or prior to the date hereof from employees for income Taxes, social security Taxes, unemployment Taxes and other similar withholding Taxes have been properly withheld and, if required on or prior to the date hereof, have been deposited with the appropriate governmental agency.

(e)	To the best knowledge of Tech Team, the Tech Team Financial Statements contain full provision for all Taxes including any deferred Taxes that may be assessed to Tech Team for any period in respect of any transaction, event or omission occurring, or any profit earned, on or prior to the Accounts Date or for any profit earned by Tech Team on or prior to the Accounts Date or for which Tech Team is accountable up to such date and all contingent liabilities for Taxes have been provided for or disclosed in the Tech Team Financial Statements.

3.16 Absence of Changes. Since March 31, 2004, neither Tech Team nor any of the Subsidiaries have:

(a)	incurred any liabilities, other than liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any lien or encumbrance, or paid any liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it or any of its assets or properties;

(b)	sold, encumbered, assigned or transferred any material fixed assets or properties except for ordinary course business transactions consistent with past practice;

(c)	created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of the material assets or properties of Tech Team to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever;

(d)	made or suffered any amendment or termination of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or cancelled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, other than in the ordinary course of business;

(e)	declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of its capital shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of its capital shares or equity securities;

(f)	suffered any damage, destruction or loss, whether or not covered by insurance, materially and adversely its business, operations, assets, properties or prospects;

(g)	suffered any material adverse change in its business, operations, assets, properties, prospects or condition (financial or otherwise);

(h)	received notice or had knowledge of any actual or threatened labor trouble, termination, resignation, strike or other occurrence, event or condition of any similar character which has had or might have an adverse effect on its business, operations, assets, properties or prospects;

(i)	made commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $100,000 (other than as disclosed in Schedule 8), except such as may be involved in ordinary repair, maintenance or replacement of its assets;

(j)	other than in the ordinary course of business, increase the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or directors or made any increase in, or any addition to, other benefits to which any of its employees or directors may be entitled;

(k)	entered into any transaction other than in the ordinary course of business consistent with past practice; or

(l)	agreed, whether in writing or orally, to do any of the foregoing.

3.17 Personal Property. Tech Team and each of the Subsidiaries possess, and have good and marketable title of, all property necessary for the continued operation of the business of Tech Team and each of the Subsidiaries as presently conducted and as represented to Pubco. All such property is used in the business of Tech Team and the Subsidiaries. All such property is in reasonably good operating condition (normal wear and tear excepted), and is reasonably fit for the purposes for which such property is presently used. All material equipment, furniture, fixtures and other tangible personal property and assets owned or leased by Tech Team or any of the Subsidiaries are owned by Tech Team or the respective Subsidiary free and clear of all liens, security interests, charges, encumbrances, and other adverse claims, except as disclosed in Schedule 8.

3.18 Trademarks. Schedule 8 attached hereto lists all of the registered trademarks of Tech Team and the Subsidiaries.

3.19 Insurance. The energy-saving products sold by Tech Team or any of its Subsidiaries are usually insured under various policies of general product liability and other forms of insurance consistent with prudent business practices. All such policies are in full force and effect in accordance with their terms, no notice of cancellation has been received, and there is no existing default by Tech Team or any of the Subsidiaries or any event which, with the giving of notice, the lapse of time or both, would constitute a default thereunder. All premiums to date have been paid in full.

3.20 Employees and Consultants. All employees and consultants of Tech Team and the Subsidiaries have been paid all salaries, wages, income and any other sum due and owing to them by Tech Team or the respective Subsidiary, as at the end of the most recent completed pay period. Tech Team is not aware of any labor conflict with any of Tech Team’s employees or the employees of any of the Subsidiaries that might reasonably be expected to have a Tech Team Material Adverse Effect. To the best knowledge of Tech Team, no employee of Tech Team or the Subsidiaries is in violation of any term of any employment contract, non-disclosure agreement, non-competition agreement or any other contract or agreement relating to the relationship of such employee with Tech Team or the Subsidiaries or any other nature of the business conducted or to be conducted by Tech Team.

3.21 Real Property. Tech Team and the Subsidiaries do not own any real property. Each of the leases, subleases, claims or other real property interests (collectively, the “Leases”) to which Tech Team or any of the Subsidiaries are a party or are bound, as listed on Schedule 8 attached hereto, is legal, valid, binding, enforceable and in full force and effect in all material respects. All rental and other payments required to be paid by Tech Team or the Subsidiaries pursuant to any such Leases have been duly paid and no event has occurred which, upon the passing of time, the giving of notice, or both, would constitute a breach or default by any party under any of the Leases. The Leases will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing Date. Neither Tech Team nor any of the Subsidiaries have assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the Leases or the leasehold property pursuant thereto.

3.22 Material Contracts and Transactions. Schedule 9 attached hereto lists each material contract, agreement, license, permit, arrangement, commitment, instrument or contract to which Tech Team or any of the Subsidiaries are a party (each, a “Contract”). Each Contract is in full force and effect, and there exists no material breach or violation of or default by Tech Team or any of the Subsidiaries under any Contract, or any event that with notice or the lapse of time, or both, will create a material breach or violation thereof or default under any Contract by Tech Team or any of the Subsidiaries. The continuation, validity, and effectiveness of each Contract will in no way be affected by the consummation of the Transaction contemplated by this Agreement. There exists no actual or threatened termination, cancellation, or limitation of, or any amendment, modification, or change to any Contract.

3.23 Certain Transactions. Neither Tech Team nor any of the Subsidiaries is a guarantor or indemnitor of any indebtedness of any third party, including any person, firm or corporation.

3.24 No Brokers. Neither Tech Team nor any of the Subsidiaries have incurred any obligation or liability to any party for any brokerage fees, agent’s commissions, or finder’s fees in connection with the Transaction contemplated by this Agreement.

3.25 Completeness of Disclosure. No representation or warranty by Tech Team in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to Pubco pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

4. REPRESENTATIONS AND WARRANTIES OF PUBCO

Pubco represents and warrants to Tech Team and the Selling Shareholders and acknowledges that Tech Team and the Selling Shareholders are relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of Tech Team or the Selling Shareholders, as follows:

4.1 Organization and Good Standing. Pubco is duly incorporated, organized, validly existing and in good standing under the laws of Nevada and has all requisite corporate power and authority to own, lease and to carry on its business as now being conducted. Pubco is qualified to do business and is in good standing as a foreign corporation in each of the jurisdictions in which it owns property, leases property, does business, or is otherwise required to do so, where the failure to be so qualified would have a material adverse effect on the businesses, operations, or financial condition of Pubco.

4.2 Authority. Pubco has all requisite corporate power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement (collectively, the “Pubco Documents”) to be signed by Pubco and to perform its obligations hereunder and to consummate the Transaction contemplated hereby. The execution and delivery of each of the Pubco Documents by Pubco and the consummation by Pubco of the Transaction contemplated hereby have been duly authorized by its board of directors and no other corporate or shareholder proceedings on the part of Pubco is necessary to authorize such documents or to consummate the Transaction contemplated hereby. This Agreement has been, and the other Pubco Documents when executed and delivered by Pubco as contemplated by this Agreement will be, duly executed and delivered by Pubco and this Agreement is, and the other Pubco Documents when executed and delivered by Pubco, as contemplated hereby will be, valid and binding obligations of Pubco enforceable in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (c) as limited by public policy.

4.3 Capitalization of Pubco. The entire authorized capital stock and other equity securities of Pubco consists of 800,000,000 shares of common stock with a par value of $0.001 (the “Pubco Common Stock”) and 100,000,000 shares of preferred stock with a par value of $0.001 (the “Pubco Preferred Stock”). There are 6,033,096 shares of Pubco Common Stock (after completion of the Stock Split) issued and outstanding and no shares of Pubco Preferred Stock issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of Pubco Common Stock have been duly authorized, are validly issued, were not issued in violation of any pre-emptive rights and are fully paid and non-assessable, are not subject to pre-emptive rights and were issued in full compliance with all federal, state, and local laws, rules and regulations. There are no outstanding options, warrants, subscriptions, phantom shares, conversion rights, or other rights, agreements, or commitments obligating Pubco to issue any additional shares of Pubco Common Stock, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from Pubco any shares of Pubco Common Stock. There are no agreements purporting to restrict the transfer of the Pubco Common Stock, no voting agreements, voting trusts, or other arrangements restricting or affecting the voting of the Pubco Common Stock.

4.4 Directors and Officers of Pubco. The duly elected or appointed directors and the duly appointed officers of Pubco are as listed on Schedule 7 attached hereto.

4.5 Corporate Records of Pubco. The corporate records of Pubco, as required to be maintained by it pursuant to the Nevada Revised Statutes of the State of Nevada, are accurate, complete and current in all material respects, and the minute book of Pubco is, in all material respects, correct and contains all records required by the law of the State of Nevada in regards to all proceedings, consents, actions and meetings of the shareholders and the board of directors of Pubco.

4.6 Non-Contravention. Neither the execution, delivery and performance of this Agreement, nor the consummation of this Transaction will:

(a)	conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of Pubco under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Pubco or any of its material property or assets;

(b)	violate any provision of the applicable incorporation or charter documents of Pubco; or

(c)	violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to Pubco or any of its material property or assets.

4.7 Validity of Pubco Common Stock Issuable upon the Transaction. The Pubco Shares to be issued to the Selling Shareholders upon consummation of the Transaction in accordance with this Agreement will, upon issuance, have been duly and validly authorized and, when so issued in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable.

4.8 Actions and Proceedings. To the best knowledge of Pubco, there is no claim, charge, arbitration, grievance, action, suit, investigation or proceeding by or before any court, arbiter, administrative agency or other governmental authority now pending or, to the best knowledge of Pubco, threatened against Pubco which involves any of the business, or the properties or assets of Pubco that, if adversely resolved or determined, would have a material adverse effect on the business, operations, assets, properties, prospects or conditions of Pubco taken as a whole (a “Pubco Material Adverse Effect”). There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have such a material adverse effect.

4.9 Compliance.

(a)	To the best knowledge of Pubco, Pubco is not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to their respective business and operations that would constitute a Pubco Material Adverse Effect;

(b)	Pubco has duly filed all material reports and returns required to be filed by the respective entities with governmental authorities and has obtained all material governmental permits and other governmental consents, except as may be required after the execution of this Agreement. All of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or to the best knowledge of Pubco, threatened, and none of them will be affected in a material adverse manner by the consummation of the Transaction; and

(c)	Pubco has operated in material compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to their respective business. Pubco has not received any notice of any violation thereof, nor is Pubco aware of any valid basis therefore.

4.10 Filings, Consents and Approvals. No filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other person or entity is necessary for the consummation by Pubco of the Transaction contemplated by this Agreement to continue to conduct its business after the Closing Date in a manner which is consistent with that in which it is presently conducted.

4.11 SEC Filings. Pubco has furnished or made available to Tech Team and the Selling Shareholders a true and complete copy of each report, schedule, registration statement and proxy statement filed by Pubco with the SEC (and as such documents have since the time of their filing been amended, the “Pubco SEC Documents”). Pubco has timely filed with the SEC all documents required to have been filed pursuant to the Securities Act and the Exchange Act. As of their respective dates, the Pubco SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Pubco SEC Documents.

4.12 Financial Representations. Included with the Pubco SEC Documents are true, correct, and complete copies of audited balance sheets for Pubco dated as of September 30, 2004 (the “Pubco Accounting Date”) together with related statements of income, cash flows, and changes in shareholder’s equity for the fiscal year then ended (collectively, the “Pubco Financial Statements”). The Pubco Financial Statements (a) are in accordance with the books and records of Pubco, (b) present fairly the financial condition of Pubco as of the respective dates indicated and the results of operations for such periods, and (c) have been prepared in accordance with GAAP. Pubco has not received any advice or notification from its independent certified public accountants that Pubco has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the Pubco Financial Statements or the books and records of Pubco, any properties, assets, liabilities, revenues, or expenses. The books, records, and accounts of Pubco accurately and fairly reflect, in reasonable detail, the assets, and liabilities of Pubco. Pubco has not engaged in any transaction, maintained any bank account, or used any funds of Pubco, except for transactions, bank accounts, and funds which have been and are reflected in the normally maintained books and records of Pubco.

4.13 Absence of Undisclosed Liabilities. Pubco has no liabilities or obligations either direct or indirect, matured or unmatured, absolute, contingent or otherwise, which:

(a)	are not set forth in the Pubco Financial Statements or have not heretofore been paid or discharged;

(b)	did not arise in the regular and ordinary course of business under any agreement, contract, commitment, lease or plan specifically disclosed (or are not required to be disclosed in accordance with GAAP); or

(c)	have not been incurred in amounts and pursuant to practices consistent with past business practice, in or as a result of the regular and ordinary course of its business since the date of the last Pubco Financial Statements.

4.14 Tax Matters.

(a)	As of the date hereof, (i) Pubco has timely filed all tax returns in connection with any Taxes which are required to be filed on or prior to the date hereof, taking into account any extensions of the filing deadlines which have been validly granted to them, and (ii) all such returns are true and correct in all material respects.

(b)	Pubco has paid all Taxes that have become or are due with respect to any period ended on or prior to the date hereof.

(c)	Pubco is not presently under and has not received notice of, any contemplated investigation or audit by the Canada Customs and Revenue Agency or the Internal Revenue Service or any foreign or state taxing authority concerning any fiscal year or period ended prior to the date hereof.

(d)	All Taxes required to be withheld on or prior to the date hereof from employees for income Taxes, social security Taxes, unemployment Taxes and other similar withholding Taxes have been properly withheld and, if required on or prior to the date hereof, have been deposited with the appropriate governmental agency.

(e)	To the best knowledge of Pubco, the Pubco Financial Statements contain full provision for all Taxes including any deferred Taxes that may be assessed to Pubco for the accounting period ended on the Pubco Accounting Date or for any prior period in respect of any transaction, event or omission occurring, or any profit earned, on or prior to the Pubco Accounting Date or for any profit earned by Pubco on or prior to the Pubco Accounting Date or for which Pubco is accountable up to such date and all contingent liabilities for Taxes have been provided for or disclosed in the Pubco Financial Statements.

4.15 Absence of Changes. Since September 30, 2004, Pubco has not:

(a)	incurred any liabilities, other than liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any lien or encumbrance, or paid any liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it or any of its assets or properties;

(b)	sold, encumbered, assigned or transferred any material fixed assets or properties;

(c)	created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of the material assets or properties of Pubco to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever;

(d)	cancelled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, other than in the ordinary course of business;

(e)	declared or paid any dividend or made or agreed to make any other distribution;

(f)	suffered any damage, destruction or loss, whether or not covered by insurance, that materially and adversely effects its business, operations, assets, properties or prospects;

(g)	suffered any material adverse change in its business, operations, assets, properties, prospects or condition (financial or otherwise);

(h)	received notice or had knowledge of any actual or threatened labor trouble, termination, resignation, strike or other occurrence, event or condition of any similar character which has had or might have an adverse effect on its business, operations, assets, properties or prospects;

(i)	made commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $100,000, except such as may be involved in ordinary repair, maintenance or replacement of its assets;

(j)	other than in the ordinary course of business, increase the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or directors or made any increase in, or any addition to, other benefits to which any of its employees or directors may be entitled;

(k)	entered into any transaction other than in the ordinary course of business consistent with past practice; or

(l)	agreed, whether in writing or orally, to do any of the foregoing.

4.16 Absence of Certain Changes or Events. Except as and to the extent disclosed in the Pubco SEC Documents, there has not been (a) a Pubco Material Adverse Effect, or (b) any significant change by Pubco in its accounting methods, principles or practices.

4.17 No Subsidiaries. Pubco has no subsidiaries and no branch as at the date of this Agreement.

4.18 Personal Property. There are no material equipment, furniture, fixtures and other tangible personal property and assets owned or leased by Pubco, except as disclosed in the Pubco SEC Documents.

4.19 Employees and Consultants. Pubco does not have any employees or consultants, except as disclosed in the Pubco SEC Documents.

4.20 Material Contracts and Transactions. Other than as expressly contemplated by this Agreement, there are no material contracts, agreements, licenses, permits, arrangements, commitments, instruments, understandings or contracts, whether written or oral, express or implied, contingent, fixed or otherwise, to which Pubco is a party except for this Agreement and except as disclosed in the Pubco SEC Documents.

4.21 No Brokers. Pubco has not incurred any obligation or liability to any party for any brokerage fees, agent’s commissions, or finder’s fees in connection with the Transaction contemplated by this Agreement.

4.22 Completeness of Disclosure. No representation or warranty by Pubco in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to Tech Team pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

5. CLOSING CONDITIONS

5.1 Conditions Precedent to Closing by Pubco. The obligation of Pubco to consummate the Transaction is subject to the satisfaction or written waiver of the conditions set forth below within ten days after execution and delivery of this Agreement or such other date as mutually agreed upon by the parties hereto in writing and in accordance with Section 10.6. The Closing of the Transaction contemplated by this Agreement will be deemed to mean a waiver of all conditions to Closing. These conditions of closing are for the benefit of Pubco and may be waived by Pubco in their discretion.

(a)	Representations and Warranties. The representations and warranties of Tech Team set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date and Tech Team will have delivered to Pubco a certificate dated as of the Closing Date, to the effect that the representations and warranties made by Tech Team in this Agreement are true and correct.

(b)	Performance. All of the covenants and obligations that Tech Team and the Selling Shareholders are required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects.

(c)	Transaction Documents. This Agreement, the Tech Team Documents and all other documents necessary or reasonably required to consummate the Transaction, all in form and substance reasonably satisfactory to Pubco, will have been executed and delivered to Pubco.

(d)	Secretary’s Certificate – Tech Team. Pubco will have received a certificate from the Secretary of Tech Team attaching (i) a copy of Tech Team’s memorandum of association, articles of association and all other charter documents, as amended through the Closing Date, and (ii) copies of resolutions duly adopted by the board of directors of Tech Team approving the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

(e)	Legal Opinion – Tech Team. Pubco will have received an opinion, dated as of the Closing Date, from counsel for Tech Team, and such other local or special counsel as is appropriate, all of which opinion will be in the form and substance reasonably satisfactory to Pubco and its counsel.

(f)	Third Party Consents. Pubco will have received duly executed copies of all third party consents and approvals contemplated by this Agreement, in form and substance reasonably satisfactory to Pubco.

(g)	No Material Adverse Change. No Tech Team Material Adverse Effect will have occurred since the date of this Agreement.

(h)	No Action. No suit, action, or proceeding will be pending or threatened which would (i) prevent the consummation of any of the transactions contemplated by this Agreement, or (ii) cause the Transaction to be rescinded following consummation.

(i)	Outstanding Shares. Tech Team will have no more than354,798,533 shares of Tech Team Ordinary Stock outstanding on the Closing Date.

(j)	Due Diligence Review of Financial Statements. Pubco and its accountants will be reasonably satisfied with their due diligence investigation and review of the consolidated audited financial statements of Tech Team, and the contents thereof, (including corporate tax returns, general ledger listings, adjusting entries and opening trial balances), prepared in accordance with GAAP;

(k)	Due Diligence Generally. Pubco and its solicitors will be reasonably satisfied with their due diligence investigation of Tech Team that is reasonable and customary in a transaction of a similar nature to that contemplated by the Transaction, including:

(i)	materials, documents and information in the possession and control of Tech Team, the Subsidiaries and the Selling Shareholders which are reasonably germane to the Transaction;

(ii)	a physical inspection of the assets of Tech Team and the Subsidiaries by Pubco or its representatives (such inspection shall be conducted by Pubco not later than 10 days after the day of this Agreement and prior to the Closing Date, otherwise, shall be deemed to be waived by Pubco); and

(iii)	title to the material assets of Tech Team and the Subsidiaries.

(l)	Compliance with Securities Laws. Pubco will have received evidence satisfactory to Pubco that the Pubco Shares issuable in the Transaction will be issuable without registration pursuant to the Securities Act in reliance on the exemptions from the registration requirements of the Securities Act provided by Rule 506 of Regulation D or in reliance on the safe harbor from the registration requirements of the Securities Act provided by Regulation S. In order to establish the availability of an exemption or safe harbor from the registration requirements of the Securities Act for each issuance of Pubco Shares to each Selling Shareholder, Tech Team will deliver to Pubco on Closing investment representation letters executed by each Selling Shareholder as follows:

(i)	for each Selling Shareholder who is not a U.S. Person and who otherwise satisfies the eligibility requirements for issuance of Pubco Shares in accordance with Rule 903 of Regulation S of the Securities Act, Tech Team will deliver the Regulation S Investment Letter in a form reasonably acceptable to legal counsel for Pubco and for Tech Team; and

(ii)	for each Selling Shareholder resident in the United States, Tech Team will deliver the Regulation D Investment Letter in a form reasonably acceptable to legal counsel for Pubco and for Tech Team.

5.2 Conditions Precedent to Closing by Tech Team. The obligation of Tech Team and the Selling Shareholders to consummate the Transaction is subject to the satisfaction or written waiver of the conditions set forth below within ten days after execution and delivery of this Agreement or such other date as mutually agreed upon by the parties hereto in writing and in accordance with Section 10.6. The Closing of the Transaction will be deemed to mean a waiver of all conditions to Closing. These conditions precedent are for the benefit of Tech Team and the Selling Shareholders and may be waived by Tech Team and the Selling Shareholders in their discretion.

(a)	Representations and Warranties. The representations and warranties of Pubco set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date and Pubco will have delivered to Tech Team a certificate dated the Closing Date, to the effect that the representations and warranties made by Pubco in this Agreement are true and correct.

(b)	Performance. All of the covenants and obligations that Pubco is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects. Pubco must have delivered each of the documents required to be delivered by it pursuant to this Agreement.

(c)	Transaction Documents. This Agreement, the Pubco Documents and all other documents necessary or reasonably required to consummate the Transaction, all in form and substance reasonably satisfactory to Tech Team, will have been executed and delivered by Pubco.

(d)	Secretary’s Certificate — Pubco. Tech Team will have received a certificate from the Secretary of Pubco attaching (i) a copy of Pubco’s articles of incorporation and bylaws, as amended through the Closing Date and (ii) copies of resolutions duly adopted by the board of directors of Pubco approving the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

(e)	Legal Opinion – Pubco. Tech Team will have received a US and a British Columbia legal opinion, dated as of the Closing Date, from counsel for Pubco, and such other local or special legal counsel as is appropriate, all of which opinion shall be in the form and substance reasonably satisfactory to Tech Team and its counsel.

(f)	Third Party Consents. Tech Team will have received from Pubco duly executed copies of all third-party consents, permit, authorisation, consent and approvals of any public, regulatory (including SEC) or governmental body or authority or person or entity contemplated by this Agreement, in form and substance reasonably satisfactory to Tech Team.

(g)	Deed of Warranty. Tech Team will have received a Deed of Warranty executed by a person or person(s) approved by Tech Team and in form and substance satisfactory to Tech Team.

(h)	No Material Adverse Change. No Pubco Material Adverse Effect will have occurred since the date of this Agreement.

(i)	No Action. No suit, action, or proceeding will be pending or threatened before any governmental or regulatory authority wherein an unfavorable judgment, order, decree, stipulation, injunction or charge would (i) prevent the consummation of any of the transactions contemplated by this Agreement, or (ii) cause the Transaction to be rescinded following consummation.

(j)	Outstanding Shares. On the Closing Date, Pubco will have no more than 6,033,096 shares of Pubco Common Stock issued and outstanding immediately prior to the issuance of the Pubco Common Shares as contemplated by this Agreement and will have no more than 19,033,096shares of Pubco Common Stock issued and outstanding immediately after the issuance of the Pubco Common Stock as contemplated by this Agreement.

(k)	Public Market. On the Closing Date, the shares of Pubco Common Stock will be quoted on the National Association of Securities Dealers, Inc.‘s OTC Bulletin Board.

(l)	Due Diligence Review of Financial Statements. Tech Team and its accountants will be reasonably satisfied with their due diligence investigation and review of the audited financial statements of Pubco, the Pubco SEC Documents and the Pubco Financial Documents, and the contents thereof, prepared in accordance with GAAP.

(m)	Due Diligence Generally. Tech Team will be reasonably satisfied with their due diligence investigation of Pubco that is reasonable and customary in a transaction of a similar nature to that contemplated by the Transaction.

(n)	Change in Directors. Tech Team will have received a signed directors resolution appointing Mr. Bondy Tan, Mr. Ming Kar Fook Charles, Mr. Cheung Wai Bun Charles, Miss Cheng Wai Yee Carrie and Mr. Richard Wong to the board of directors of Pubco, which, when appointed, will represent a majority of Pubco’s board of directors, effective ten days after the filing of a Schedule 14f-1 in connection with the Transaction.

6.ADDITIONAL COVENANTS OF THE PARTIES

6.1 Access and Investigation. Between the date of this Agreement and the Closing Date, Tech Team, on the one hand, and Pubco, on the other hand, will, and will cause each of their respective representatives to (a) afford the other and its representatives full and free access to its personnel, properties, assets, contracts, books and records, and other documents and data, (b) furnish the other and its representatives with copies of all such contracts, books and records, and other existing documents and data as required by this Agreement and as the other may otherwise reasonably request, and (c) furnish the other and its representatives with such additional financial, operating, and other data and information as the other may reasonably request. All of such access, investigation and communication by a party and its representatives will be conducted during normal business hours and in a manner designed not to interfere unduly with the normal business operations of the other party. Each party will instruct its auditors to cooperate with the other party and its representatives in connection with such investigations.

6.2 Confidentiality. All information regarding the business of Tech Team including, without limitation, financial information that Tech Team provides to Pubco during Pubco’s due diligence investigation of Tech Team will be kept in strict confidence by Pubco and will not be used (except in connection with due diligence), dealt with, exploited or commercialized by Pubco or disclosed to any third party (other than Pubco’s professional accounting and legal advisors) without the prior written consent of Tech Team. If the Transaction contemplated by this Agreement does not proceed for any reason, then upon receipt of a written request from Tech Team, Pubco will immediately return to Tech Team (or as directed by Tech Team) any information received regarding Tech Team’s business. Likewise, all information regarding the business of Pubco including, without limitation, financial information that Pubco provides to Tech Team during its due diligence investigation of Pubco will be kept in strict confidence by Tech Team and will not be used (except in connection with due diligence), dealt with, exploited or commercialized by Tech Team or disclosed to any third party (other than Tech Team’s professional accounting and legal advisors) without Pubco’s prior written consent. If the Transaction contemplated by this Agreement does not proceed for any reason, then upon receipt of a written request from Pubco, Tech Team will immediately return to Pubco (or as directed by Pubco) any information received regarding Pubco’s business.

6.3 Notification. Between the date of this Agreement and the Closing Date, each of the parties to this Agreement will promptly notify the other parties in writing if it becomes aware of any fact or condition that causes or constitutes a material breach of any of its representations and warranties as of the date of this Agreement, if it becomes aware of the occurrence after the date of this Agreement of any fact or condition that would cause or constitute a material breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Schedules relating to such party, such party will promptly deliver to the other parties a supplement to the Schedules specifying such change. During the same period, each party will promptly notify the other parties of the occurrence of any material breach of any of its covenant in this Agreement or of the occurrence of any event that may make the satisfaction of such conditions impossible or unlikely.

6.4 Exclusivity. Until such time, if any, as this Agreement is terminated pursuant to this Agreement, Tech Team and Pubco will not, directly or indirectly solicit, initiate, entertain or accept any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any person or entity relating to any transaction involving the sale of the business or assets (other than in the ordinary course of business), or any of the capital stock of Tech Team or Pubco, as applicable, or any merger, consolidation, business combination, or similar transaction other than as contemplated by this Agreement.

6.5 Conduct of Tech Team and Pubco Business Prior to Closing. From the date of this Agreement to the Closing Date, and except to the extent that Pubco otherwise consents in writing, Tech Team will operate its business substantially as presently operated and only in the ordinary course and in compliance with all applicable laws, and use its best efforts to preserve intact its good reputation and present business organization and to preserve its relationships with persons having business dealings with it. Likewise, from the date of this Agreement to the Closing Date, and except to the extent that Tech Team otherwise consents in writing, Pubco will operate its business substantially as presently operated and only in the ordinary course and in compliance with all applicable laws, and use its best efforts to preserve intact its good reputation and present business organization and to preserve its relationships with persons having business dealings with it.

6.6 Certain Acts Prohibited – Tech Team. Except as expressly contemplated by this Agreement, between the date of this Agreement and the Closing Date, Tech Team will not, without the prior written consent of Pubco:

(a)	amend its memorandum of association, articles of association or other charter documents;

(b)	incur any liability or obligation other than in the ordinary course of business or encumber or permit the encumbrance of any properties or assets of Tech Team;

(c)	dispose of or contract to dispose of any Tech Team property or assets except in the ordinary course of business consistent with past practice;

(d)	issue, deliver, sell, pledge or otherwise encumber or subject to any lien any shares of the Tech Team Ordinary Stock, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities;

(e)	not (i) declare, set aside or pay any dividends on, or make any other distributions in respect of the Tech Team Ordinary Stock, or (ii) split, combine or reclassify any Tech Team Ordinary Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Tech Team Ordinary Stock; or

(f)	not materially increase benefits or compensation expenses of Tech Team, other than as contemplated by the terms of any employment agreement in existence on the date of this Agreement, increase the cash compensation of any director, executive officer or other key employee or pay any benefit or amount not required by a plan or arrangement as in effect on the date of this Agreement to any such person, other than to effect the employment agreements contemplated in Section 6.9 hereof and the management contracts contemplated in Section 6.10 hereof.

6.7 Certain Acts Prohibited — Pubco. Except as expressly contemplated by this Agreement, between the date of this Agreement and the Closing Date, Pubco will not, without the prior written consent of Tech Team:

(a)	other than to effect the Stock Split, amend its articles of incorporation, by-laws or other charter documents;

(b)	incur any liability or obligation other than in the ordinary course of business or encumber or permit the encumbrance of any properties or assets of Pubco;

(c)	dispose of or contract to dispose of any Pubco property or assets except in the ordinary course of business consistent with past practice;

(d)	issue or sell shares of Pubco Common Stock, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities;

(e)	other than to effect the Stock Split, (i) declare, set aside or pay any dividends on, or make any other distributions in respect of the Pubco common Stock, or (ii) split, combine or reclassify any Pubco Common Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Pubco Common Stock; or

(f)	materially increase benefits or compensation expenses of Pubco, increase the cash compensation of any director, executive officer or other key employee or pay any benefit or amount to any such person.

6.8 Public Announcements. Pubco and Tech Team each agree that they will not release or issue any reports or statements or make any public announcements relating to this Agreement or the Transaction contemplated herein without the prior written consent of the other party, except as may be required upon written advice of counsel to comply with applicable laws or regulatory requirements after consulting with the other party hereto and seeking their reasonable consent to such announcement.

6.9 Employment Agreements. Between the date of this Agreement and the Closing Date, Tech Team will have made necessary arrangements to employ all of the hourly and salaried employees of Tech Team and each of the Subsidiaries reasonably necessary to operate such business substantially as presently operated.

6.10 Management Contracts. Before the Closing Date, Tech Team will have entered into an executive management contract with both Victor Chang and Bondy Tan substantially in the form as set out in Schedule 11 attached hereto.

6.11 Pubco Board of Directors. Immediately upon the Closing, the current directors of Pubco will adopt resolutions appointing new directors to the board of directors for Pubco consisting of Mr. Bondy Tan, Mr. Ming Kar Fook Charles, Mr. Cheung Wai Bun Charles, Miss Cheng Wai Yee Carrie and Mr. Richard Wong, which appointments will be effective ten days after the filing of a Schedule 14f-1 in connection with the Transaction. Pubco will prepare and file a Schedule 14f-1 information statement with the SEC as required under the Exchange Act in connection with the change of directors arising in connection with the completion of the Transaction.

6.12 Stock Split. Pubco agrees that it will complete the forward split on a four (4) for one (1) basis of the Pubco Common Stock (the “Stock Split”), that was approved by Pubco’s board of directors on December 22, 2004.

7. CLOSING

7.1 Closing. The Closing shall take place on the Closing Date at the offices of the lawyers for Pubco or at such other location as agreed to by the parties. Notwithstanding the location of the Closing, each party agrees that the Closing may be completed by the exchange of undertakings between the respective legal counsel for Tech Team and Pubco, provided such undertakings are satisfactory to each party’s respective legal counsel.

7.2 Closing Deliveries of Tech Team and the Selling Shareholders. At Closing, Tech Team and the Selling Shareholders will deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to Pubco:

(a)	copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors of Tech Team evidencing approval of this Agreement and the Transaction;

(b)	if any of the Selling Shareholders appoint any person, by power of attorney or equivalent, to execute this Agreement or any other agreement, document, instrument or certificate contemplated by this agreement, on behalf of the Selling Shareholder, a valid and binding power of attorney or equivalent from such Selling Shareholder;

(c)	share certificates representing the Tech Team Shares as required by Section 2.3 of this Agreement;

(d)	all certificates and other documents required by Section 5.1 of this Agreement;

(e)	a certificate of an officer of Tech Team, dated as of Closing, certifying that (i) each covenant and obligation of Tech Team has been complied with, and (ii) each representation, warranty and covenant of Tech Team is true and correct at the Closing as if made on and as of the Closing; and

(f)	the Tech Team Documents and any other necessary documents, each duly executed by Tech Team, as required to give effect to the Transaction.

7.3 Closing Deliveries of Pubco. At Closing, Pubco will deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to Tech Team:

(a)	copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors of Pubco evidencing approval of this Agreement and the Transaction;

(b)	share certificates representing the Pubco Shares to the Selling Shareholders in the amounts as set out in Schedule 1;

(c)	all certificates and other documents required by Section 5.2 of this Agreement;

(d)	a certificate of an officer of Pubco, dated as of Closing, certifying that (i) each covenant and obligation of Pubco has been complied with, and (ii) each representation, warranty and covenant of Pubco is true and correct at the Closing as if made on and as of the Closing;

(e)	the Pubco Documents and any other necessary documents, each duly executed by Pubco, as required to give effect to the Transaction; and

(f)	the resolution required by Section 5.2(n) of this Agreement.

8.TERMINATION

8.1 Termination. This Agreement may be terminated at any time prior to the Closing Date contemplated hereby by:

(a)	mutual agreement of Pubco and Tech Team;

(b)	Pubco, if there has been a material breach by Tech Team or any of the Selling Shareholders of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of Tech Team or the Selling Shareholders that is not cured, to the reasonable satisfaction of Pubco, within ten business days after notice of such breach is given by Pubco (except that no cure period will be provided for a breach by Tech Team or the Selling Shareholders that by its nature cannot be cured);

(c)	Tech Team, if there has been a material breach by Pubco of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of Pubco that is not cured by the breaching party, to the reasonable satisfaction of Tech Team, within ten business days after notice of such breach is given by Tech Team (except that no cure period will be provided for a breach by Pubco that by its nature cannot be cured);

(d)	Pubco or Tech Team, if the Transaction contemplated by this Agreement has not been consummated prior to January 15, 2005, unless the parties agree to extend such date; or

(e)	Pubco or Tech Team if any permanent injunction or other order of a governmental entity of competent authority preventing the consummation of the Transaction contemplated by this Agreement has become final and non-appealable.

8.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement will be of no further force or effect, provided, however, that no termination of this Agreement will relieve any party of liability for any breaches of this Agreement that are based on a wrongful refusal or failure to perform any obligations.

9. INDEMNIFICATION, REMEDIES, SURVIVAL

9.1 Certain Definitions. For the purposes of this Article 9, the terms “Loss” and “Losses” mean any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including without limitation, interest, penalties, fines and reasonable attorneys, accountants and other professional fees and expenses, but excluding any indirect, consequential or punitive damages suffered by Pubco or Tech Team including damages for lost profits or lost business opportunities.

9.2 Agreement of Tech Team to Indemnify. Tech Team and TT Warrantor will indemnify, defend, and hold harmless Pubco and its shareholders from, against, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by Pubco by reason of, resulting from, based upon or arising out of:

(a)	the breach by Tech Team of any representation or warranty of Tech Team contained in or made pursuant to this Agreement, any Tech Team Document or any certificate or other instrument delivered pursuant to this Agreement; or

(b)	the breach or partial breach by Tech Team of any covenant or agreement of Tech Team made in or pursuant to this Agreement, any Tech Team Document or any certificate or other instrument delivered pursuant to this Agreement.

9.3 Agreement of the Selling Shareholders to Indemnify. The Selling Shareholders will indemnify, defend, and hold harmless Pubco from, against, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by Pubco by reason of, resulting from, based upon or arising out of:

(a)	any breach by the Selling Shareholders of Section 2.2 of this Agreement; or

(b)	any misstatement, misrepresentation or breach of the representations and warranties made by the Selling Shareholders contained in or made pursuant to, as the case may be, the Regulation S Investment Letter or the Regulation D Investment Letter executed by each Selling Shareholder as part of the share exchange procedure detailed in Section 2.3 of this Agreement.

9.4 Agreement of Pubco to Indemnify. Pubco undertakes to indemnify, defend, and hold harmless Tech Team, the Selling Shareholders and TT Warrantor from, against, for, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by Tech Team and the Selling Shareholders by reason of, resulting from, based upon or arising out of:

(a)	the breach by Pubco of any representation or warranty of Pubco contained in or made pursuant to this Agreement, any Pubco Document or any certificate or other instrument delivered pursuant to this Agreement; or

(b)	the breach or partial breach by Pubco of any covenant or agreement of Pubco made in or pursuant to this Agreement, any Pubco Document or any certificate or other instrument delivered pursuant to this Agreement.

10.MISCELLANEOUS PROVISIONS

10.1 Effectiveness of Representations; Survival. Each party is entitled to rely on the representations, warranties and agreements of each of the other parties and all such representation, warranties and agreement will be effective regardless of any investigation that any party has undertaken or failed to undertake. The representations, warranties and agreements will survive the Closing Date and continue in full force and effect until six (6) months after the Closing Date.

10.2 Further Assurances. Each of the parties hereto will cooperate with the others and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence, and confirm the intended purposes of this Agreement.

10.3 Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties.

10.4 Expenses. Each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Transaction contemplated hereby, including all fees and expenses of agents, representatives, counsel, and accountants.

10.5 Entire Agreement. This Agreement, the schedules attached hereto and the other documents in connection with this transaction contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior arrangements and understandings, both written and oral, expressed or implied, with respect thereto. Any preceding correspondence or offers are expressly superseded and terminated by this Agreement.

10.6 Notices. All notices and other communications required or permitted under to this Agreement must be in writing and will be deemed given if sent by personal delivery, faxed with electronic confirmation of delivery, internationally-recognized express courier or registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as will be specified by like notice):

If to Tech Team, any of the Selling Shareholders or the TT Warrantor:

Tech Team Holdings Limited
1703, Top Glory Tower, 262 Gloucester Road, Causeway Bay, Hong Kong
Attention: Mr. Bondy Tan
Telephone: (852) 2546 1808 Fax: (852) 2546 6878

With a copy (which will not constitute notice) to:

Louis K.Y. Pau & Co., Solicitors
24/F, Euro Trade Centre, Nos.13-14 Connaught Road, Central, HKSAR
Attention: Mr. Louis Pau
Telephone: (852) 2397 4088
Fax: (852) 2397 4118

If to Pubco:

GLOBAL INNOVATIVE SYSTEMS, INC.
2114 Nanton Avenue, Vancouver, British Columbia, V6L 3C7

Attention: William McGinty
Telephone: (604) 737-6030
Fax: (604) 737-6030

With a copy (which will not constitute notice) to:

Clark, Wilson, Barristers & Solicitors
Suite 800 - 885 W. Georgia Street
Vancouver, B.C. V6C 3H1
Attention: Virgil Hlus
Telephone: (604) 687-5700
Fax: (604) 687-6314

All such notices and other communications will be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of a fax, when the party sending such fax has received electronic confirmation of its delivery, (c) in the case of delivery by internationally-recognized express courier, on the business day following dispatch and (d) in the case of mailing, on the fifth business day following mailing.

10.7 Headings. The headings contained in this Agreement are for convenience purposes only and will not affect in any way the meaning or interpretation of this Agreement.

10.8 Benefits. This Agreement is and will only be construed as for the benefit of or enforceable by those persons party to this Agreement.

10.9 Assignment. This Agreement may not be assigned (except by operation of law) by any party without the consent of the other parties.

10.10 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia applicable to contracts made and to be performed therein.

10.11 Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

10.12 Gender. All references to any party will be read with such changes in number and gender as the context or reference requires.

10.13 Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

10.14 Fax Execution. This Agreement may be executed by delivery of executed signature pages by fax and such fax execution will be effective for all purposes.

10.15 Schedules and Exhibits. The schedules and exhibits are attached to this Agreement and incorporated herein.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

GLOBAL INNOVATIVE SYSTEMS, INC.

Per: /s/ William McGinty
Authorized Signatory
Name: William McGinty
Title: President

TECH TEAM HOLDINGS LIMITED

Per: /s/ Bondy Tan
Authorized Signatory
Name: Bondy Tan
Title: Director

TT WARRANTOR

/s/ Bondy Tan
Bondy Tan

SELLING SHAREHOLDERS

EXECUTED by Bondy Tan for and on behalf of Glory Hill Holdings Limited in the presence of: Signature Print Name Address Occupation	/s/ Bondy Tan

EXECUTED by Bondy Tan for and on behalf of Excel Means Limited in the presence of: Signature Print Name Address Occupation	/s/ Bondy Tan

EXECUTED by Chow Wai Ming for and on behalf of Team Leader Investment Limited in the presence of: Signature Print Name Address Occupation	/s/ Chow Wai Ming

EXECUTED by Hui Suet Ming in the presence of: Signature Print Name Address Occupation	/s/ Hui Suet Ming

EXECUTED by Cheng Wai Yee, Carrie for and on behalf of Tomi Fuji Corporation Limited in the presence of: Signature Print Name Address Occupation	/s/ Cheng Wai Yee, Carrie

EXECUTED by Charles W.B. Cheung

for and on behalf of Leisure Assets Limited

in the presence of:

Cecilia Kwok
Signature
Cecilia Kwok
Print Name
29/F No. 9 Queen's Road
Address
Central, Hong Kong
Executive Secretary
Occupation	/s/ Charles W.B. Cheung

EXECUTED by Au King Kwok, Alex in the presence of: Signature Print Name Address Occupation	/s/ Au King Kwok, Alex

EXECUTED by Lee Chi Kwong, Edwin in the presence of: /s/ Chau Chi Wai Signature Chau Chi Wai Print Name 1204 Wing On House 12/F., Address 71 Des Voeux Rd., C. Hong Kong Clerk Occupation	/s/ Lee Chi Kwong, Edwin

EXECUTED by Chau Chi Wai

for and on behalf of Qleap Venture Limited

in the presence of:

/s/ Leung Hoi Yee
Signature
Leung Hoi Yee
Print Name
1204, Wing On House
Address
71 Des Voeux Rd., C.
Hong Kong
Secretary
Occupation	/s/ Chau Chi Wai

EXECUTED by Au Sing Hong

for and on behalf of Sysease Holdings Limited

in the presence of:

/s/ Chau Chi Wai
Signature
Chau Chi Wai
Print Name
1204 Wing On House 12/F.,
Address
71 Des Voeux Rd., C.
Hong Kong
Clerk
Occupation	/s/ Au Sing Hong

EXECUTED by Chang, Tin Duk Victor in the presence of: Signature Print Name Address Occupation	/s/ Chang, Tin Duk Victor

EXECUTED by Florence Choong Mei Fong for and on behalf of Jersey Investors Limited in the presence of: Signature Print Name Address Occupation	/s/ Florence Choong Mei

EXECUTED by Wong Bing Lou in the presence of: /s/ Chau Chi Lai Signature Chau Chi Lai Print Name 1204 Wing On House, 12/F., Address 71 Des Voeux Rd., C. Hong Kong Clerk Occupation	/s/ Wong Bing Lou

EXECUTED by Albert Chan

for and on behalf of Carlington Company Limited

in the presence of:

/s/ Jenny Fung
Signature
Jenny Fung
Print Name
11/F Dah Sing Financial
Address
Centre, 108 Cloucester Raod,
Hong Kong
Secretary
Occupation	/s/ Albert Chan

EXECUTED by Bondy Tan for and on behalf of Full Scope Group Limited in the presence of: Signature Print Name Address Occupation	/s/ Bondy Tan

EXECUTED by Joseph Tang

for and on behalf of Nigel Capital Limited

in the presence of:

/s/ Cecilia Kwok
Signature
Cecilia Kwok
Print Name
29/F No. 9 Queen's Road
Address
Central, Hong Kong
/s/ Executive Secretary
Occupation	/s/ Joseph Tang

EXECUTED by Sonia Ming

for and on behalf of Sedgemoor Investments Limited

in the presence of:

/s/ Jimmy Woo
Signature
Jimmy Woo
Print Name
Flat 1A, 42 Chung Hom KoR Rd
Address
Hong Kong
Investment Banker
Occupation	/s/ Sonia Ming

EXECUTED by Charles Ming for and on behalf of Sure Vantage Enterprise Limited in the presence of: Signature Print Name Address Occupation	/s/ Charles Ming

EXECUTED by Chang Ho Yin

for and on behalf of Bright Star Corporation

in the presence of:

/s/ Victor Chang
Signature
Victor Chang
Print Name
2701 Admiralty, 18 Harcourt Road
Address
Company Director
Occupation	/s/ Chang Ho Yin

EXECUTED by Cheung Wai Pak Roy in the presence of: Signature Print Name Address Occupation	/s/ Cheung Wai Pak Roy

EXECUTED by Leung, Diana in the presence of: Signature Print Name Address Occupation	/s/ Leung, Diana

SCHEDULE 1

TO THE SHARE EXCHANGE AGREEMENT
AMONG GLOBAL INNOVATIVE SYSTEMS, INC.,
TECH TEAM HOLDINGS LIMITED AND
THE SHAREHOLDERS OF TECH TEAM HOLDINGS LIMITED

The Selling Shareholders

Name                           Address                                        Number of Tech      Number of Pubco
                                                                                Team Shares    Shares to be received
                                                                                held before          on Closing
                                                                                  Closing

Glory Hill Holdings Limited    Sea Meadow House, Blackburne Highway, Road          74,526,320               2,730,685
                               Town, Tortola, BVI

Excel Means Limited            Sea Meadow House, Blackburne Highway, P.O.          15,600,000                 571,592
                               Box 116, Road Town Tortola, BVI.

Jersey Investors Limited       Room 1801, East Town Bldg., 41 Lockhart             19,900,000                 729,146
                               Road, Wanchai, HKSAR

Au King Kwok                   Grenville House, G2, 1 Magazine Gap Road,              500,000                  18,320
                               HKSAR

Hui Suet Ming                  House 5, Bernard Garden, 11 Hing King Shek             500,000                  18,320
                               Road, Sai Kung, HKSAR

Wong Bing Lou                  3514 Convention Plaza Apartment, 1 Harbour             500,000                  18,320
                               Road, Wanchai, HKSAR

Lee Chi Kwong                  Flat 4D, Lotus Mansion, Taikoo Shing, HKSAR            500,000                  18,320

Carlington Company Limited     5/F, Effectual Bldg, 26 Hennessy Rd,                   500,000                  18,320
                               Wanchai, HKSAR

Team Leader Investment         47D, Robinson Place, Tower 2, 70 Robinson              500,000                  18,320
Limited                        Road, HKSAR

Sysease Holdings Limited       Offshore Incorporations Ltd., P.O. Box 957,          1,000,000                  36,640
                               Offshore Incorporations Centre, Road Town,
                               Tortola, BVI

Full Scope Group Limited       Block A, 16/F., Shan Kwong Rd., Happy               28,206,500               1,033,501
                               Valley, HKSAR

Nigel Capital Limited          29/F, K. Wah Centre, 191 Java Road, HKSAR           19,900,000                 729,146

Leisure Assets Limited         A2, 6/F, Evergreen Villa, 43 Stubbs Road,           39,800,000               1,458,293
                               HKSAR

Cheung Wai Pak, Roy            A2, 6/F, Evergreen Villa, 43 Stubbs Road,            7,960,000                 291,658
                               HKSAR

Chang Tin Duk, Victor          2701 Admiralty Centre, Tower I, 18 Harcourt          7,958,500                 291,603
                               Rd., HKSAR

Sedgemoor Investments Limited  Palm Grove House, P.O. Box 438, Road Town,          19,900,000                 729,146
                               Tortola, BVI

Sure Vantage Enterprise        Unit 707, New World Tower, Tower 1, 16-18           19,900,000                 729,146
Limited                        Queen's Rd., Central, HKSAR

Bright Star Corporation        P.O Box 659, Road Town, Tortola, BVI                 7,960,000                 291,658

Qleap Venture Limited          1204 Wing On House, 12/F, 71 Des Voeux Road,         3,900,000                 142,898
                               Central, HKSAR

Tomi Fuji Corporation Limited  4/Fl., OMC Centre, 35-37 Tsing Yi Rd., Tsing        85,285,713               3,124,913
                               Yi, N.T., Hong Kong

Diana Leung                    #40 - 7600 Blundell Road, Richmond, B.C.,                1,500                      55
                               Canada V6Y 1J4

         TOTAL:                                                                   354,798,533              13,000,000

SCHEDULE 2

TO THE SHARE EXCHANGE AGREEMENT
AMONG GLOBAL INNOVATIVE SYSTEMS, INC.,
TECH TEAM HOLDINGS LIMITED AND
THE SHAREHOLDERS OF TECH TEAM HOLDINGS LIMITED

Shareholders of Tech Team

Name                                   Address                                              Number of Shares

Glory Hill Holdings Limited            Sea Meadow House, Blackburne Highway,                               74,526,320
                                       Road Town, Tortola, BVI

Excel Means Limited                    Sea Meadow House, Blackburne Highway,                               15,600,000
                                       P.O. Box 116, Road Town Tortola, BVI.

Jersey Investors Limited               Room 1801, East Town Bldg., 41 Lockhart                             19,900,000
                                       Road, Wanchai, HKSAR

Au King Kwok                           Grenville House, G2, 1 Magazine Gap Road,                              500,000
                                       HKSAR

Hui Suet Ming                          House 5, Bernard Garden, 11 Hing King                                  500,000
                                       Shek Road, Sai Kung, HKSAR

Wong Bing Lou                          3514 Convention Plaza Apartment, 1                                     500,000
                                       Harbour Road, Wanchai, HKSAR

Lee Chi Kwong                          Flat 4D, Lotus Mansion, Taikoo Shing,                                  500,000
                                       HKSAR

Carlington Company Limited             5/F, Effectual Bldg, 26 Hennessy Rd,                                   500,000
                                       Wanchai, HKSAR

Team Leader Investment Limited         47D, Robinson Place, Tower 2, 70 Robinson                              500,000
                                       Road, HKSAR

Sysease Holdings Limited               Offshore Incorporations Ltd., P.O. Box                               1,000,000
                                       957, Offshore Incorporations Centre, Road
                                       Town, Tortola, BVI

Full Scope Group Limited               Block A, 16/F., Shan Kwong Rd., Happy                               28,206,500
                                       Valley, HKSAR

Nigel Capital Limited                  29/F, K. Wah Centre, 191 Java Road, HKSAR                           19,900,000

Leisure Assets Limited                 A2, 6/F, Evergreen Villa, 43 Stubbs Road,                           39,800,000
                                       HKSAR

Cheung Wai Pak, Roy                    A2, 6/F, Evergreen Villa, 43 Stubbs Road,                            7.960,000
                                       HKSAR

Chang Tin Duk, Victor                  2701 Admiralty Centre, Tower I, 18                                   7,958,500
                                       Harcourt Rd., HKSAR

Sedgemoor Investments Limited          Palm Grove House, P.O. Box 438, Road                                19,900,000
                                       Town, Tortola, BVI

Sure Vantage Enterprise Limited        Unit 707, New World Tower, Tower 1, 16-18                           19,900,000
                                       Queen's Rd., Central, HKSAR

Bright Star Corporation                P.O Box 659, Road Town, Tortola, BVI                                 7,960,000

Qleap Venture Limited                  1204 Wing On House, 12/F, 71 Des Voeux                               3,900,000
                                       Road, Central, HKSAR

Tomi Fuji Corporation Limited          4/Fl., OMC Centre, 35-37 Tsing Yi Rd.,                              85,285,713
                                       Tsing Yi, N.T., HKSAR

Diana Leung                            #40 - 7600 Blundell Road, Richmond, B.C.,                                1,500
                                       Canada V6Y 1J4

                                                                 TOTAL:                                   354,798,533

SCHEDULE 3

TO THE SHARE EXCHANGE AGREEMENT
AMONG GLOBAL INNOVATIVE SYSTEMS, INC.
TECH TEAM HOLDINGS LIMITED AND
THE SHAREHOLDERS OF TECH TEAM HOLDINGS LIMITED

CERTIFICATE OF NON-U.S. SHAREHOLDER

OF

GLOBAL INNOVATIVE SYSTEMS, INC.

In connection with the issuance of common stock (“Pubco Common Stock”) of Global Innovative Systems, Inc., a Nevada corporation (“Pubco”), to the undersigned, pursuant to that certain Share Exchange Agreement dated _____________, 2005 (the “Agreement”), among Pubco, Tech Team Holdings Limited, a company incorporated pursuant to the laws of the Territory of the Cayman Islands (“Tech Team”) and the shareholders of Tech Team as set out in the Agreement, the undersigned hereby agrees, represents and warrants that:

    1.        the undersigned is not a “U.S. Person” as such term is defined by Rule 902 of Regulation S under the United States Securities Act of 1933, as amended (“U.S. Securities Act”) (the definition of which includes, but is not limited to, an individual resident in the U.S. and an estate or trust of which any executor or administrator or trust, respectively is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the U.S.);

    2.        none of the Pubco Common Stock have been or will be registered under the U.S. Securities Act, or under any state securities or “blue sky” laws of any state of the United States, and may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S, except in accordance with the provisions of Regulation S or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the U.S. Securities Act;

    3.        the undersigned has not undertaken, and will have no obligation, to register any of the Pubco Common Stock under the U.S. Securities Act;

    4.        Pubco is entitled to rely on the acknowledgements, agreements, representations and warranties and the statements and answers of the Selling Shareholder contained in the Agreement and this Certificate, and the Selling Shareholder will hold harmless Pubco from any loss or damage either one may suffer as a result of any such acknowledgements, agreements, representations and/or warranties made by the Selling Shareholder not being true and correct;

    5.        the undersigned has been advised to consult their own respective legal, tax and other advisors with respect to the merits and risks of an investment in the Pubco Common Stock and, with respect to applicable resale restrictions, is solely responsible (and Pubco is not in any way responsible) for compliance with applicable resale restrictions;

    6.        none of the Pubco Common Stock is listed on any stock exchange or automated dealer quotation system and no representation has been made to the undersigned that any of the Pubco Common Stock will become listed on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the common shares of Pubco on the OTC Bulletin Board;

    7.        the undersigned is outside the United States when receiving and executing this Agreement and is acquiring the Pubco Common Stock as principal for their own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in the Pubco Common Stock;

    8.        neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Pubco Common Stock;

    9.        the Pubco Common Stock is not being acquired, directly or indirectly, for the account or benefit of a U.S. Person or a person in the United States;

    10.        the undersigned acknowledges and agrees that Pubco shall refuse to register any transfer of Pubco Common Stock not made in accordance with the provisions of Regulation S, pursuant to registration under the U.S. Securities Act, or pursuant to an available exemption from registration under the U.S. Securities Act;

    11.        the undersigned understands and agrees that the Pubco Common Stock will bear the following legend:

“	NONE OF THE SHARES OF COMMON STOCK HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE AND PROVINCIAL SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.”

IN WITNESS WHEREOF, I have executed this Certificate of Non-U.S. Shareholder.

______________________________________ Signature	Date: ________________, 2005
______________________________________ Print Name
______________________________________ Title (if applicable)
______________________________________ Address
______________________________________

SCHEDULE 4

TO THE SHARE EXCHANGE AGREEMENT
AMONG GLOBAL INNOVATIVE SYSTEMS, INC.
TECH TEAM HOLDINGS LIMITED AND
THE SHAREHOLDERS OF TECH TEAM HOLDINGS LIMITED

CERTIFICATE OF U.S. SHAREHOLDER

OF

GLOBAL INNOVTIVE SYSTEMS, INC.

In connection with the issuance of common stock (“Pubco Common Stock”) of Global Innovative Systems, Inc., a Nevada corporation (“Pubco”), to the undersigned, pursuant to that certain Share Exchange Agreement dated ______________, 2005 (the “Agreement”), among Pubco, Tech Team Holdings Limited, a company incorporated pursuant to the laws of the Territory of the Cayman Islands (“Tech Team”) and the shareholders of Tech Team as set out in the Agreement, the undersigned hereby agrees, represents and warrants the following:

1.     Acquired Entirely for Own Account.

        The undersigned represents and warrants that he, she or it is acquiring the Pubco Common Stock solely for the undersigned’s own account for investment and not with a view to or for sale or distribution of the Pubco Common Stock or any portion thereof and without any present intention of selling, offering to sell or otherwise disposing of or distributing the Pubco Common Stock or any portion thereof in any transaction other than a transaction complying with the registration requirements of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and applicable state and provincial securities laws, or pursuant to an exemption therefrom. The undersigned also represents that the entire legal and beneficial interest of the Pubco Common Stock that he, she or it is acquiring is being acquired for, and will be held for, the undersigned’s account only, and neither in whole nor in part for any other person or entity.

2.     Information Concerning Pubco.

        The undersigned acknowledges that he, she or it has received all such information as the undersigned deems necessary and appropriate to enable him, her or it to evaluate the financial risk inherent in making an investment in the Pubco Common Stock, including but not limited to Pubco’s Form 20-F and other reports filed with the U.S. Securities and Exchange Commission, and the documents and materials included therewith, which includes a description of the risks inherent in an investment in Pubco (as such term is defined in this Agreement) (the “Disclosure Documents”). The undersigned further acknowledges that he, she or it has received satisfactory and complete information concerning the business and financial condition of Pubco in response to all inquiries in respect thereof.

3.     Economic Risk and Suitability.

        The undersigned represents and warrants as follows:

(a)	the undersigned realizes that the Pubco Common Stock involves a high degree of risk and it is a speculative investment, and that he, she or it is able, without impairing the undersigned’s financial condition, to hold the Pubco Common Stock for an indefinite period of time;

(b)	the undersigned recognizes that there is no assurance of future profitable operations and that investment in Pubco involves substantial risks, and that the undersigned has taken full cognizance of and understands all of the risk factors related to the Pubco Common Stock;

(c)	the undersigned has carefully considered and has, to the extent the undersigned believes such discussion necessary, discussed with the undersigned’s professional legal, tax and financial advisors the suitability of an investment in Pubco for the particular tax and financial situation of the undersigned and that the undersigned and/or the undersigned’s advisors have determined that the Pubco Common Stock is a suitable investment for the undersigned;

(d)	the financial condition and investment of the undersigned are such that he, she or it is in a financial position to hold the Pubco Common Stock for an indefinite period of time and to bear the economic risk of, and withstand a complete loss of, the value of the Pubco Common Stock;

(e)	the undersigned alone, or with the assistance of professional advisors, has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of acquiring the Pubco Common Stock, or has a pre-existing personal or business relationship with Pubco or any of its officers, directors, or controlling persons of a duration and nature that enables the undersigned to be aware of the character, business acumen and general business and financial circumstances of Pubco or such other person;

(f)	the undersigned has carefully read the Disclosure Documents and Pubco has made available to the undersigned or the undersigned’s advisors all information and documents requested by the undersigned relating to investment in the Pubco Common Stock, and has provided answers to the undersigned’s satisfaction to all of the undersigned’s questions concerning Pubco;

(g)	if the undersigned is a partnership, trust, corporation or other entity: (1) it was not organized for the purpose of acquiring the Pubco Common Stock (or all of its equity owners are “accredited investors” as defined in Section 6 below); (2) it has the power and authority to execute this Certificate and the person executing said document on its behalf has the necessary power to do so; (3) its principal place of business and principal office are located within the state set forth in its address below; and (4) all of its trustees, partners and/or shareholders, whichever the case may be, are bona fide residents of said state;

(h)	the undersigned understands that neither Pubco nor any of its officers or directors has any obligation to register the Pubco Common Stock under any federal or other applicable securities act or law;

(i)	the undersigned has relied solely upon the Disclosure Documents, advice of his or her representatives, if any, and independent investigations made by the undersigned and/or his or her the undersigned representatives, if any, in making the decision to acquire the Pubco Common Stock and acknowledges that no representations or agreements other than those set forth in the Disclosure Documents have been made to the undersigned in respect thereto;

(j)	all information which the undersigned has provided concerning the undersigned himself, herself or itself is correct and complete as of the date set forth below, and if there should be any material change in such information prior to the issuance of the Pubco Common Stock, he, she or it will immediately provide such information to Pubco;

(k)	the undersigned confirms that the undersigned has received no general solicitation or general advertisement and has attended no seminar or meeting (whose attendees have been invited by any general solicitation or general advertisement) and has received no advertisement in any newspaper, magazine, or similar media, broadcast on television or radio regarding acquiring the Pubco Common Stock; and

(l)	the undersigned is at least 21 years of age and is a citizen of the United States residing at the address indicated below.

4. Restricted Securities.

        The undersigned acknowledges that Pubco has hereby disclosed to the undersigned in writing:

(a)	the Pubco Common Stock that the undersigned is acquiring have not been registered under the Securities Act or the securities laws of any state of the United States, and such securities must be held indefinitely unless a transfer of them is subsequently registered under the Securities Act or an exemption from such registration is available; and

(b)	Pubco will make a notation in its records of the above described restrictions on transfer and of the legend described below.

5.     Legends.

        The undersigned agrees that the Pubco Common Stock will bear the following legend:

“THESE SHARES OF COMMON STOCK HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (“1933 ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (I) TO THE COMPANY, (II) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT, (III) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, OR (IV) IN COMPLIANCE WITH ANOTHER EXEMPTION FROM REGISTRATION, IN EACH CASE AFTER PROVIDING EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE 1933 ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.”

6. Suitable Investor.

        In order to establish the qualification of the undersigned to acquire the Pubco Common Stock, the information requested in either subsection 6(a) or (b) below must be supplied.

    (a)        The undersigned is an “accredited investor,” as defined in Securities and Exchange Commission (the “SEC”) Rule 501. An “accredited investor” is one who meets any of the requirements set forth below. The undersigned represents and warrants that the undersigned falls within the category (or categories) marked. PLEASE INDICATE EACH CATEGORY OF ACCREDITED INVESTOR THAT YOU, THE UNDERSIGNED, SATISFY, BY PLACING AN “X” ON THE APPROPRIATE LINE BELOW.

_____ Category 1. A bank, as defined in Section 3(a)(2) of the Securities Act, whether acting in its individual or fiduciary capacity; or

_____ Category 2. A savings and loan association or other institution as defined in Section 3(a) (5) (A) of the Securities Act, whether acting in its individual or fiduciary capacity; or

_____ Category 3. A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; or

_____ Category 4. An insurance company as defined in Section 2(13) of the Securities Act; or

_____ Category 5. An investment company registered under the Investment Company Act of 1940; or

_____ Category 6. A business development company as defined in Section 2(a) (48) of the Investment Company Act of 1940; or

_____ Category 7. A small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or

_____ Category 8. A plan established and maintained by a state, its political subdivision or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with assets in excess of $5,000,000; or

_____ Category 9. An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment advisor, or an employee benefit plan with total assets in excess of $5,000,000 or, if a self-directed plan, the investment decisions are made solely by persons who are accredited investors; or

_____ Category 10. A private business development company as defined in Section 202(a) (22) or the Investment Advisers Act of 1940; or

_____ Category 11. An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Interest, with total assets in excess of $5,000,000; or

_____ Category 12. A director or executive officer of Pubco; or

_____ Category 13. A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of this purchase exceeds $1,000,000; or

_____ Category 14. A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

_____ Category 15. A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Interest, whose purchase is directed by a sophisticated person as described in SEC Rule 506(b)(2)(ii); or

_____ Category 16. An entity in which all of the equity owners are accredited investors.

    (b)        The undersigned is not an accredited investor and meets the requirements set forth below. PLEASE INDICATE THAT YOU, THE UNDERSIGNED, SATISFY THESE REQUIREMENTS BY PLACING AN “X” ON THE LINE BELOW.

_____ The undersigned, either alone or with the undersigned’s representative, has such knowledge, skill and experience in business, financial and investment matters so that the undersigned is capable of evaluating the merits and risks of an investment in the Pubco Common Stock. To the extent necessary, the undersigned has retained, at the undersigned’s own expense, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of owning the Pubco Common Stock. In addition, the amount of the undersigned’s investment in the Pubco Common Stock does not exceed ten percent (10%) of the undersigned’s net worth. The undersigned agrees to furnish any additional information requested to assure compliance with applicable federal and state securities laws in connection with acquiring the Pubco Common Stock.

7. Understandings.

        The undersigned understands, acknowledges and agrees that:

(a)	no federal or state agency has made any finding or determination as to the accuracy or adequacy of the Disclosure Documents or as to the fairness of the terms of this offering for investment nor any recommendation or endorsement of the Pubco Common Stock;

(b)	this offering is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) of the Securities Act, which is in part dependent upon the truth, completeness and accuracy of the statements made by the undersigned herein;

(c)	the Pubco Common Stock is “restricted securities” in the U.S. under the Securities Act. There can be no assurance that the undersigned will be able to sell or dispose of the Pubco Common Stock. It is understood that in order not to jeopardize this offering’s exempt status under Section 4(2) of the Act, any transferee may, at a minimum, be required to fulfil the investor suitability requirements thereunder;

(d)	the representations, warranties and agreements of the undersigned contained herein and in any other writing delivered in connection with the transactions contemplated hereby shall be true and correct in all respects on and as of the date the Pubco Common Stock is acquired as if made on and as of such date; and

(e)	THE PUBCO COMMON STOCK MAY NOT BE TRANSFERRED, RESOLD OR OTHERWISE DISPOSED OF EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND ANY OTHER APPLICABLE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE UNDERSIGNED SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

IN WITNESS WHEREOF, I have executed this Certificate of U.S. Shareholder.

______________________________________ Signature	Date: ________________, 2005
______________________________________ Print Name
______________________________________ Title (if applicable)
______________________________________ Address
______________________________________

SCHEDULE 5

TO THE SHARE EXCHANGE AGREEMENT
AMONG GLOBAL INNOVATIVE SYSTEMS, INC.
TECH TEAM HOLDINGS LIMITED AND
THE SHAREHOLDERS OF TECH TEAM HOLDINGS LIMITED

Subsidiaries

1.     Tech Team Investment Limited

2.     Tech Team Development Limited

3.     Grandplex Development Limited

4.     Tech Team Engineering Limited

5.     Tech Team (China) Limited

6.     Tech Team Development (Zhuhai) Limited

7.     Tomi Fuji Energy Management Services Consultants Limited

SCHEDULE 6

TO THE SHARE EXCHANGE AGREEMENT
AMONG GLOBAL INNOVATIVE SYSTEMS, INC.
TECH TEAM HOLDINGS LIMITED AND
THE SHAREHOLDERS OF TECH TEAM HOLDINGS LIMITED

Directors and Officers of Tech Team

1.     Tan Ying Choung Bondy, Director, President, CEO

2. Richard Wong, Director

SCHEDULE 7

TO THE SHARE EXCHANGE AGREEMENT
AMONG GLOBAL INNOVATIVE SYSTEMS, INC.,
TECH TEAM HOLDINGS LIMITED AND
THE SHAREHOLDERS OF TECH TEAM HOLDINGS LIMITED

Directors and Officers of Pubco

1. William McGinty, Director, President

SCHEDULE 8

TO THE SHARE EXCHANGE AGREEMENT
AMONG GLOBAL INNOVATIVE SYSTEMS, INC.,
TECH TEAM HOLDINGS LIMITED AND
THE SHAREHOLDERS OF TECH TEAM HOLDINGS LIMITED

Leases, Subleases, Claims, Capital Expenditures and Other Property Interests

1.     Lease Agreement between Tech Team Development Limited and Bapton Company Limited

2.     Lease Agreement between Tech Team Development (Zhuhai) Limited and Hengxin International Optical Industry Ltd.

SCHEDULE 9

TO THE SHARE EXCHANGE AGREEMENT
AMONG GLOBAL INNOVATIVE SYSTEMS, INC.,
TECH TEAM HOLDINGS LIMITED AND
THE SHAREHOLDERS OF TECH TEAM HOLDINGS LIMITED

Material Contracts

1.     Sales Agreement between Tech Team Development Limited and Macau Jockey Club

2.     Sales Agreement between Tech Team Development Limited and Dongguan Guan Lan Golf Club Company Limited

3.     Sales Agreement between Tech Team Development Limited and K. Wah Concrete Co. Ltd.

4.     Assignment Agreement between Tech Team Development Limited and Southern Cross Technologies Limited

5.     Assignment Agreement between Grandplex Development Limited and Scnider Limited (1)

6.     Assignment Agreement between Grandplex Development Limited and Scnider Limited (2)

7.     Distributorship Agreement between Tech Team Development Limited and Hong Kong Productivity Council

8.     Management Contract between Tech Team Holdings Limited / Tech Team Development Limited and Bondy Tan

9.     Management Contract between Tech Team Development Limited and Victor Chang

10.     Management Contract between Grandplex Development Limited and Ronny Lau

11.     Management Contract between Tech Team Development Limited and Mandy Kee

12.     Management Contract between Tech Team Development Limited and Raymond Ho

SCHEDULE 10

TO THE SHARE EXCHANGE AGREEMENT
AMONG GLOBAL INNOVATIVE SYSTEMS, INC.,
TECH TEAM HOLDINGS LIMITED AND
THE SHAREHOLDERS OF TECH TEAM HOLDINGS LIMITED

Trademarks

The above is a registered trademark of Tech Team in:

1.     China

2.     Hong Kong

3.     Macau

4.     Thailand

5.     European Community

SCHEDULE 11

TO THE SHARE EXCHANGE AGREEMENT
AMONG GLOBAL INNOVATIVE SYSTEMS, INC.,
TECH TEAM HOLDINGS LIMITED AND
THE SHAREHOLDERS OF TECH TEAM HOLDINGS LIMITED

Management Contracts

PRIVATE & CONFIDENTIAL

TO:	DATE:
I.D. CARD NO.:	STAFF CODE:

1. MANAGEMENT CONTRACT

We are pleased to offer you employment with Tech Team Development Limited (hereafter referred to as “the Company”) on the terms and conditions set as below:

2. APPOINTMENT

- Your position will be ________________________. Employment will commence on _____________________ to____________________

- Your salary is _____________ per _________.

3. PATENTS AND REGISTRATION RIGHTS

—	The ownership of and sole rights to obtain copyright, patents registration of designs in the design supplied by you to the Company are vested in the Company.

4. CONFIDENTIALITY

— While working for the Company you are required to protect all proprietary and confidential information. The terms of your contract with the Company require you to sign a Non-Disclosure Agreement, and your employment will not start until you have done so.

5. TERMINATION OF EMPLOYMENT

__________ months' notice in writing is required by either side.

—	Under the following circumstances, the Company reserves the right to terminate your service without prior notice and compensation.

a.	If you break the company’s rules and regulation.

b.	If you break the laws of Hong Kong or any other country in which you travel, whether on company business or for pleasure.

c.	If you disclose confidential information of the Company without written consent of the Board of Directors.

If you accept the terms of employment, please sign below. A duplicate copy is attached for your retention.

I certify that I have read and accept these terms of employment.

Signed by:

____________________
Name:
Date:

Signed on behalf of the Company by:

____________________
Name:
Title:
Date: